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                                                                     EXHIBIT 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports dated January 10, 1996, accompanying the consolidated financial statements and schedules of Plasma-Therm, Inc. and Subsidiary included in the Annual Report on Form 10-K of Plasma-Therm, Inc. and Subsidiary for the year ended November 30, 1995. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Plasma-Therm, Inc. and Subsidiary on Form S-3 (File No. 33-88836, effective February 1, 1995) and Forms S-8 (File No. 33-29104, effective June 22, 1989 and File 33-60375, effective June 14, 1995).


                                     GRANT THORNTON LLP

Tampa, Florida
January 14, 1997